UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

(exact name of registrant as specified in charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (630) 218-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2009, Michael J. O’Hanlon resigned as Chief Executive Officer and President of Inland Western Retail Real Estate Trust, Inc. (the “Company”).

On October 13, 2009, the Company entered into a Separation Agreement and General Release (“Separation Agreement”) with Mr. O’Hanlon, the principal terms of which are as follows.  The Company will pay Mr. O’Hanlon 26 biweekly payments of approximately $17,300 each.  The Company will also continue to pay the cost of Mr. O’Hanlon’s existing group health plan benefits for a period of up to twelve (12) months.

On October 13, 2009, the Company’s Board of Directors appointed Steven P. Grimes to serve as Chief Executive Officer, President, Chief Financial Officer and Treasurer of the Company.  Mr. Grimes, age 42, has served as Chief Operating Officer and Chief Financial Officer of the Company since November 15, 2007.  He joined Inland as Chief Financial Officer of Inland Western Retail Real Estate Advisory Services, Inc., the Company’s former business manager/advisor, in February 2004.  Since that time, Mr. Grimes has held the positions of Principal Financial Officer and Treasurer of the Company.  During his time as Principal Financial Officer, Mr. Grimes oversaw the acquisition of over $8.3 billion in real estate assets and over $4.3 billion in financings and has led the Company’s SEC and Sarbanes Oxley compliance efforts.  Prior to joining the Inland organization, Mr. Grimes was a Director with Cohen Financial, a mortgage brokerage firm, and was a senior manager with Deloitte & Touche, LLP in their Chicago-based real estate practice.  Mr. Grimes received his B.S. in Accounting from Indiana University and is a Certified Public Accountant.  He is a member of the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.  Mr. Grimes is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society.  Previously, Mr. Grimes has served on accounting subcommittees of National Council of Real Estate Investment Fiduciaries and Pension Real Estate Association.

Item 7.01	Regulation FD Disclosure

Attached to this Form 8-K as Exhibit 99.1 is a copy of a press release issued by the Company on October 15, 2009 which announced that Mr. O’Hanlon had resigned as Chief Executive Officer and President of the Company, and which is incorporated in its entirety into this report.  Attached to this Form 8-K as Exhibit 99.2 is a copy of a slideshow presentation provided to stockholders of the Company in attendance at the Company’s 2009 annual meeting of stockholders held on October 13, 2009, which presentation is incorporated in its entirety into this report.

The information in this report under this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished pursuant hereto and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following Exhibit is included with this Report:

99.1	Press Release of Inland Western Retail Real Estate Trust, Inc.

99.2	Slideshow Presentation

The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” “consider,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INLAND WESTERN RETAIL REAL
ESTATE TRUST, INC.
(Registrant)

	By:	/s/ Dennis K. Holland
Dennis K. Holland
Date: October 15, 2009		General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Inland Western Retail Real Estate Trust, Inc.

99.2	Slideshow Presentation